APPENDIX A
                                       TO
                      THE ADMINISTRATIVE AGENCY AGREEMENT
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED FUND VI
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                          Dated as of August 29, 2018


The following is a list of Funds/Portfolios for which the Administrator shall serve under a Administrative Agency Agreement dated as of August 2, 2012:

               First Trust NASDAQ Technology Dividend Index Fund
                   Multi-Asset Diversified Income Index Fund
             First Trust S&P International Dividend Aristocrats ETF
                        First Trust BuyWrite Income ETF
                     First Trust Hedged BuyWrite Income ETF
                   First Trust Rising Dividend Achievers ETF
                     First Trust Dorsey Wright Focus 5 ETF
             First Trust RBA American Industrial Renaissance(R) ETF
                       First Trust RBA Quality Income ETF
              First Trust Dorsey Wright International Focus 5 ETF
                 First Trust Dorsey Wright Dynamic Focus 5 ETF
                          First Trust Nasdaq Bank ETF
                     First Trust Nasdaq Food & Beverage ETF
                        First Trust Nasdaq Oil & Gas ETF
                     First Trust Nasdaq Pharmaceuticals ETF
                         First Trust Nasdaq Retail ETF
                      First Trust Nasdaq Semiconductor ETF
                     First Trust Nasdaq Transportation ETF
                   Developed International Equity Select ETF
                       Emerging Markets Equity Select ETF
                         Large Cap US Equity Select ETF
                          Mid Cap US Equity Select ETF
                         Small Cap US Equity Select ETF
                         US Equity Dividend Select ETF
               First Trust SMID Cap Rising Dividend Achievers ETF
             First Trust Indxx Innovative Transaction & Process ETF
          First Trust Nasdaq Artificial Intelligence and Robotics ETF
                      First Trust Dorsey Wright DALI 1 ETF
                 First Trust Dorsey Wright Momentum & Value ETF
            First Trust Dorsey Wright Momentum & Low Volatility ETF



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IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

FIRST TRUST EXCHANGE-TRADED FUND VI

BY: /s/ James M. Dykas
    --------------------------------
NAME:    James M. Dykas
TITLE:   President and CEO
DATE:    August 29, 2018